UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

December 15, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas 75024

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 30, 2023, Sharing Services Global Corporation, a Nevada Corporation (the “Company”) filed the Company’s Definitive Information Statement on Schedule 14C with the Securities and Exchange Commission (the “Information Statement”). The Information Statement disclosed that a majority of the Company’s stockholders approved by majority written consent an amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to effect a Reverse Split (the “Reverse Split”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) by a ratio of not less than 700-for-1 and not more than 1,800-for-1, with the Board of Directors (the “Board”) of the Company having the discretion as to the exact date and ratio of any Reverse Split to be set at a whole number within the above range.

On December 15, 2023, the Board approved the exact ratio of the Reverse Split at 1,400-for-1. The Company intends on effecting the Reverse Split for the purpose of enabling a future uplisting of the Company’s Common Stock to a national securities exchange. The Reverse Split remains subject to approval by the Financial Industry Regulatory Authority (“FINRA”). There is no guarantee that the Company will be successful in achieving FINRA’s approval or uplisting to a national exchange.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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